Exhibit 99.2

Axonics® Announces
Pricing of Public Offering of Common Stock

IRVINE, Calif – November 19, 2019 – Axonics Modulation Technologies, Inc. (NASDAQ: AXNX) (“Axonics”), a medical technology company that has developed and is commercializing novel implantable rechargeable sacral neuromodulation (“SNM”) devices for the treatment of bladder and bowel dysfunction, today announced the pricing of its public offering of 5,000,000 shares of its common stock at a public offering price of $22.00 per share, before underwriting discounts and commissions. The gross proceeds from the offering to Axonics, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $101 million. The offering consists of 4,595,000 shares offered by Axonics and 405,000 shares offered by selling stockholders of Axonics. In addition, the underwriters have a 30-day option to purchase up to an additional 750,000 shares of common stock from Axonics on the same terms and conditions. The offering is expected to close on November 22, 2019, subject to the satisfaction of customary closing conditions.

Axonics anticipates using net proceeds from the offering, together with its existing cash, cash equivalents and short-term and long-term investments to support the commercial launch of its r-SNM® System in the United States, Europe and Canada; to conduct SNM-related research and development activities and to fund the technological enhancement of its r-SNM System; and for working capital and general corporate purposes. Axonics will not receive any proceeds from the sale of shares by the selling stockholders.

BofA Securities and Barclays are acting as joint book-running managers for the offering and representatives of the underwriters. Wells Fargo Securities is acting as lead manager for the offering.

The shares described above are being offered pursuant to a shelf registration statement on Form S-3, including a base prospectus that was previously filed by Axonics with the Securities and Exchange Commission (“SEC”) on November 6, 2019 and was declared effective on November 18, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained by contacting: BofA Securities, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or Barclays, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847, or by e-mail at Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axonics Modulation Technologies, Inc.

Axonics, based in Irvine, Calif., has developed and is commercializing novel implantable SNM devices for patients with urinary and bowel dysfunction. For more information, visit Axonics’ website at www.axonics.com.

Forward-Looking Statements

Statements Axonics makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Axonics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the

Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including references to Axonics’ expectations regarding the completion of its public offering and the anticipated use of proceeds therefrom, reflect its current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Axonics and on assumptions it has made. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including statements regarding the public offering and the risks and uncertainties disclosed in Axonics’ filings with the SEC, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contacts:
Axonics’ Contact
Axonics Modulation Technologies, Inc.
Dan Dearen, +1-949-396-6320
President & Chief Financial Officer
ir@axonics.com
Investor & Media Contact
W2Opure
Matt Clawson, +1-949-370-8500
mclawson@w2ogroup.com